Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Wilson-Davis & Co, Inc. on Amendment No. 4 to Form S-4 of our report dated August 29, 2023, with respect to our audits of the financial statements of Wilson-Davis & Co, Inc. as of and for the fiscal years ended June 30, 2023 and 2022.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

Haynie & Company

Salt Lake City, Utah

September 5, 2023